UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 15, 2011

F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-26041 (Commission File Number)	91-1714307 (IRS Employer Identification No.)

401 Elliott Avenue West
Seattle, WA (Address of principal executive offices)	98119 (Zip Code)
Registrant’s telephone number, including area code: (206) 272-5555
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by F5 Networks, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on March 17, 2011 (“Original Filing”). The purpose of this Amendment No. 1 is to disclose the Company’s decision on how frequently it will conduct future shareholder advisory votes regarding compensation awarded to its named executive officers. This Form 8-K/A does not otherwise revise the Original Filing in any way.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Board has considered the appropriate frequency of future non-binding advisory votes regarding compensation awarded to its named executive officers. While the Board continues to believe that such future advisory votes on executive compensation are more effective and appropriate if conducted every three years, the Board has considered the voting results at the Company’s 2011 Annual Meeting with respect to this non-binding advisory vote. The Board has decided that future non-binding advisory votes regarding compensation awarded to its named executive officers will be submitted to shareholders of the Company on an annual basis.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Dated: July 20, 2011	By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Sr. Vice President and General Counsel